                                                                    EXHIBIT 99.1

THURSDAY SEPTEMBER 13, 5:36 PM EASTERN TIME

PRESS RELEASE

SOURCE: Reinsurance Group of America Incorporated

RGA COMMENTS ON RECENT TRAGIC EVENTS

ST. LOUIS--(BUSINESS WIRE)--Sept. 13, 2001--Reinsurance Group of America, Incorporated (NYSE:RGA - news) commented today on its potential exposure to claims emanating from the terrible events in New York, Washington D.C., and Pennsylvania on Tuesday.

The company reinsures life insurance policies for various life insurance companies around the world.

"We extend our deepest condolences to our clients and business associates who suffered personal losses," said A. Greig Woodring, the company's chief executive officer. "Fortunately, none of our staff was directly affected by Tuesday's terrible events. Reinsurance Group of America, Incorporated will honor all obligations that arise as a result of those events. We have the financial strength and resources to meet our obligations, and will fully support any of our client insurance companies that may be subject to claims associated with the loss of life from the attacks."

The company indicated that it is expected to take months to determine the level of claims arising from the attacks. While it is too early to estimate total claims that may arise, RGA's risk management programs limit the amount of risk it ultimately retains through ongoing retrocession and catastrophic coverage arrangements. As a result, the company does not expect the ultimate claims levels to significantly affect its operations.

Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies, branch offices or representative offices in Argentina, Australia, Barbados, Hong Kong, Japan, Mexico, South Africa, Spain, Taiwan and the United Kingdom. Worldwide, the Company has approximately $614 billion of life reinsurance in force, and assets of $6.2 billion. Metropolitan Life Insurance Company is the beneficial owner of approximately 59 percent of RGA's outstanding shares.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this press release regarding the company's business which are not historical facts, including, without limitation, statements and information relating to potential future claims and the impact to the company resulting from the recent events, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, the unprecedented nature of the recent events and the limited availability of information regarding potential claims, uncertainties regarding the amount and timing of actual claims that may arise, the applicability or sufficiency of the company's retrocession and catastrophic coverage arrangements, and the solvency and ability of the company's retrocessionaires and catastrophic coverage providers to perform their contractual obligations.

Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

SOURCE: Reinsurance Group of America Incorporated

Contact:
     Reinsurance Group of America Incorporated
     Jack B. Lay, 636/736-7439